UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective June 30, 2016, Bioanalytical Systems, Inc. (the “Company”) entered into a Second Forbearance Agreement and Third Amendment to Credit Agreement (the “Second Forbearance Agreement”) with Huntington National Bank (“Huntington Bank”). Pursuant to the Second Forbearance Agreement, Huntington Bank agreed to further forbear from exercising its rights and remedies under the Company’s credit facility (the “Credit Agreement”) and from terminating the Company’s related swap agreement with respect to the Company’s non-compliance with applicable financial covenants under the Credit Agreement and any further non-compliance with such covenants during the Forbearance Period until September 30, 2016 (the “Forbearance Period”).

The terms of the Second Forbearance Agreement are materially consistent with the terms of the Forbearance Agreement and Second Amendment to Credit Agreement entered into by the Company and Huntington Bank on April 27, 2016 (the “First Forbearance Agreement”), except that the Second Forbearance Agreement (i) amends the maturity dates for the term and revolving loans under the Credit Agreement to September 30, 2016, (ii) updates the additional financial covenant contained in the First Forbearance Agreement to reflect the extended Forbearance Period; and (iii) obligates the Company to engage a consultant for purposes of preparing a report to Huntington Bank evaluating various matters concerning the Company.

The foregoing description of the Second Forbearance Agreement is a summary only and is qualified in its entirety by reference to the Second Forbearance Agreement, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: July 6, 2016	By:	/s/ Jill C. Blumhoff
Jill C. Blumhoff
Chief Financial Officer, Vice President of Finance